EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	Andrew Batinovich, President and CEO Stephen R. Saul, Executive Vice President and CFO Phone: 650.343.9300 Fax: 650.343.7438 www.glenborough.com — shareholderservices@glenborough.com

GLENBOROUGH REPORTS SECOND QUARTER RESULTS

SAN MATEO, CALIFORNIA, August 5th, 2003 -— Glenborough Realty Trust Incorporated (NYSE: GLB, GLB PrA) reported the following results for the second quarter ended June 30, 2003:

•	With the $68 million sale of its 1.3 million square foot industrial portfolio located at Gateway Business Park in Denver, the company has substantially completed its conversion to a focused office REIT. Office properties now comprise 94% of the company’s net operating income.

•	The Board of Directors elected to reduce the dividend on the company’s common stock from $0.43/share to $0.35/share commencing with the dividend to be paid in October 2003.

•	The Company incurred $9.3 million or $0.30/share in one-time charges in the second quarter relating to prepayment penalties and impairment of non-real estate assets. The Company also recognized $11.1 million in gains on property sales for the second quarter. Excluding one-time charges and gains on sale, the company exceeded second quarter analyst estimates by $0.03/share.

•	Effective August 1, 2003, Robert Batinovich, 67, retired as CEO and retained the title of Chairman of the Board of Directors. Andrew Batinovich, 44, has been appointed CEO and will remain President. Michael Steele, 56, has been appointed Chief Operating Officer and will remain Executive Vice President.

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400 South El Camino Real ■ San Mateo, California 94402-1708
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GLENBOROUGH REALTY TRUST INCORPORATED

OPERATING RESULTS

NET INCOME was $5.3 million, or $0.19 per diluted common share, as compared with $6.8 million or $0.24 per share for the second quarter of 2002.

FUNDS FROM OPERATIONS (FFO) was $8.6 million or $0.28 per diluted common share. In comparison, in the second quarter of 2002, FFO was $19 million or $0.61 per diluted common share. The company has taken the following one-time charges during the second quarter:

•	$5.4 million of loan prepayment charges related to the $68 million sale of the Gateway industrial assets. In the past, loan prepayment penalties were considered extraordinary under GAAP and were excluded from the calculation of Funds From Operation (FFO). Beginning this year, the Financial Accounting Standards Board changed the accounting treatment for prepayment penalties from extraordinary to ordinary and, accordingly, prior period results have been reclassified to reflect this change.

•	$3.9 million relating to the disposition of the company’s leased aircraft consistent with the reduction in the number of markets in which the company operates from 36 to 15.

Not including the one-time charges outlined above and the minority interest impact of those amounts, FFO was $17.9 million or $0.58 per diluted common share.

ADJUSTED FUNDS FROM OPERATIONS (AFFO) was $3.2 million or $0.11 per diluted common share. In comparison, in the second quarter of 2002, AFFO was $14 million or $0.45 per diluted common share. Not including the one-time charges outlined above and the minority interest impact of those amounts, AFFO was $12.5 million or $0.41 per diluted common share.

DIVIDENDS

On June 16th, the Board of Directors declared a dividend of $0.43 per share of common stock for the second quarter of 2003. This dividend was paid on July 15, 2003 to stockholders of record on July 1, 2003. Additionally, the Board of Directors declared a dividend of $0.484375 per share on the

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400 South El Camino Real ■ San Mateo, California 94402-1708
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GLENBOROUGH REALTY TRUST INCORPORATED

Company’s 7.75% Series A Convertible Preferred Stock. This dividend was paid on July 15, 2003 to stockholders of record on June 25, 2003 and represented an annualized dividend of $1.9375 per share of Preferred Stock.

The company intends to reduce the quarterly common dividend beginning with the October 2003 dividend payment to $0.35/share from $0.43/share. Based upon the new dividend of $0.35/share per quarter, the second quarter AFFO payout ratio would decrease from 105% to 85% (excluding one-time charges) which would result in an AFFO payout ratio more in line with industry averages.

Andrew Batinovich commented: “The combination of lower occupancy and a slower absorption of vacant space and development land has resulted in an increase in the Company’s payout ratios. At this point in the real estate cycle, it appears that significant increases in office occupancy may not occur until late 2004, therefore, we believe it is prudent to maintain our solid balance sheet and reduce the dividend at this time. Dividend payout ratios will improve accordingly.”

SENIOR MANAGEMENT CHANGES

The Company is announcing that Robert Batinovich, currently Chairman and Chief Executive Officer, has retired as an executive officer effective August 1st, 2003 and will remain Chairman of the Board of Directors. Andrew Batinovich, President, has been appointed Chief Executive Officer and Michael Steele, Executive Vice President has been appointed Chief Operating Officer.

Robert Batinovich has served as Glenborough Realty Trust’s CEO since it began operations in December 1995. He is also the founder of Glenborough Corporation and has been engaged in real estate investment and management and corporate finance since 1970. He served as President, CEO and Chairman of Glenborough Corporation from its formation in 1978 until its merger and consolidation with Glenborough Realty Trust on December 31, 1995.

Andrew Batinovich is the co-founder of Glenborough Realty Trust and has served the company as President, Chief Operating Officer and Director since September 1997. In addition, he held the positions of Executive Vice President and Chief Financial Officer when Glenborough became a public company in December 1995. He joined the private predecessor of Glenborough Realty Trust, Glenborough Corporation in 1983 and became COO and CFO in 1987.

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GLENBOROUGH REALTY TRUST INCORPORATED

Michael Steele joined Glenborough Realty Trust in April 2002 in the position of Executive Vice President – Portfolio Management. Previously, he held the position of Executive Vice President Real Estate Operations and Chief Operating Officer of Equity Office Properties where he was employed for 10 years.

Robert Batinovich commented: “Glenborough celebrated its 25th anniversary on July 25th of this year. Starting as a small private company, it is gratifying to see the growth in the size and quality of the portfolio and the increased focus on very high quality multi-tenant office assets. I believe that Andy has assembled an outstanding management team who will continue to build shareholder value over the coming years. I am especially pleased that Mike Steele joined the company last year and has risen to the challenge of leasing and operating our national office portfolio. I look forward to continuing to participate in the growth of the company in my role as Chairman of the Board and as the largest individual shareholder.”

ACQUISITIONS AND DISPOSITIONS

On June 30th, the Company sold 1.3 million square feet of industrial properties located at Gateway Business Park in Denver, CO and a mortgage which encumbered 144 acres of land for total consideration of $68 million. The gain on this transaction was $8.6 million. The total gains recognized in the second quarter from all property sales were $11.1 million. The company recognized approximately $5.4 million in loan prepayment penalties to retire $47 million of secured debt that encumbered the Denver industrial assets. Glenborough will continue to own its office portfolio at Gateway Business Park along with its interest in the remaining land.

On July 22nd, the company acquired 99 Summer Street – a 271,980 square foot, 20-story Class A, multi-tenant office building in downtown Boston. The purchase price of $68.3 million was funded using 1031 tax-deferred exchange proceeds from the Denver industrial sale, along with a new $45 million 10-year fixed rate mortgage from a life insurance company. The new loan bears a fixed rate of interest of 4.83%.

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GLENBOROUGH REALTY TRUST INCORPORATED

Andrew Batinovich commented: “These two transactions represent a continuation of Glenborough’s strategy to divest non-core land and industrial assets and concentrate on high quality multi-tenant office buildings. We will continue to focus our efforts on acquiring high-quality, hard to replace assets in supply constrained locations while maintaining our low risk multi-tenant discipline. In addition, decreasing the amount of resources allocated to our development portfolio and investing in operating properties will position the company for growth going forward.”

PORTFOLIO PERFORMANCE

For the quarter, overall same store net operating income declined by 2.3% as compared with the second quarter of 2002. At quarter-end, same store occupancy was 88.1%, as compared with 89.3% one year ago and 87.7% at the end of the first quarter 2003. During the quarter, Glenborough produced net absorption of 93,847 square feet offset by property dispositions. Year-to-date, the portfolio produced approximately 150,000 square feet of net absorption. As a result of sales and acquisitions, office properties increased to 94% of the portfolio, as measured by relative net operating income, up from 78% one year ago. The Company’s largest markets are Washington, D.C. (19.6% of net operating income), Southern California (16.1%) Northern New Jersey (14.3%), Boston (11.7%) and Northern California (7.4%).

EARNINGS GUIDANCE

For the second quarter 2003, FFO (before one-time charges) was $0.58/share - $0.03/share above consensus analyst estimates for the quarter. The Company believes that current consensus estimates for 2003 of $2.25/share (before $0.30/share of one-time charges incurred in the second quarter) and $1.95/share (after one-time charges) are reasonable. As is its normal practice, the Company will issue earnings guidance for 2004 in its third quarter conference call scheduled for October.

BALANCE SHEET AND OPERATING RATIOS

At quarter-end, Glenborough had $687 million of debt with a 44% ratio of debt to gross book value, as compared with a ratio of 45% at year-end 2002. Glenborough’s key operating ratios remain strong, with 3.67 times interest coverage and 2.47 times fixed charge coverage before one-time charges. Floating rate debt as a percentage of all debt was 37%.

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400 South El Camino Real ■ San Mateo, California 94402-1708
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GLENBOROUGH REALTY TRUST INCORPORATED

SHARE REPURCHASE PROGRAM

The Company did not repurchase shares of common or preferred stock during the second quarter. Year to date, the Company has repurchased 138,700 shares of common stock. Since inception, the Company has repurchased 6.4 million shares of common stock representing approximately 20% of the outstanding common shares at the start of the repurchase program. In addition, the Company has repurchased 1.4 million shares of preferred stock representing approximately 10% of the outstanding preferred shares. Under a previously adopted share repurchase program, the Company is authorized to repurchase an additional 1.75 million shares of common stock.

UPDATED SEGMENT REPORTING METHOD

The Company’s Quarterly Supplemental Information Report for the period ended June 30, 2003 provides further detail on property and sector operating performance. The report is available in the Shareholder Services section of the Company’s website at www.glenborough.com. Glenborough has begun reporting segment results by market instead of by product type (Washington DC, San Francisco, Southern California for example instead of office and industrial) since as a result of the Gateway industrial sale, office properties now represents 94% of total portfolio net operating income.

CONFERENCE CALL

Glenborough will host a conference call to discuss these matters on Tuesday, August 5, 2003 at 1:30 p.m. Eastern Time (10:30 a.m. Pacific Time). Interested parties can listen to the call by calling 1-800-289-0436 preferably 5-10 minutes before the scheduled time. In addition, a replay of the call will be available until Friday, August 8, 2003 at 5:00 p.m. Pacific Time at 1-888-203-1112, confirmation number 461428.

Glenborough is a self-administered and self-managed office REIT. As of June 30, 2003, the portfolio encompasses approximately 11.5 million square feet in 68 properties concentrated in Washington D.C., Southern California, Northern New Jersey, Boston, Northern California and Chicago.

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400 South El Camino Real ■ San Mateo, California 94402-1708
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GLENBOROUGH REALTY TRUST INCORPORATED

SUMMARY FINANCIAL DATA
(unaudited; in thousands, except per share data)

	QUARTER ENDED		YEAR TO DATE

	JUNE 30 03	JUNE 30 02	JUNE 30 03	JUNE 30 02

Funds from operations (FFO)	$8,594	$18,983	$26,857	$37,613
Adjusted funds from operations (AFFO)	3,232	13,969	14,846	28,239
Net income before preferred dividends	10,205	11,717	20,859	22,408
Net income before preferred dividends, plus depreciation and amortization	24,291	24,769	49,238	47,857
Net income	5,316	6,826	11,096	12,626
Per diluted common share
Funds from operations (FFO)	$0.28	$0.61	$0.87	$1.22
Adjusted funds from operations (AFFO)	0.11	0.45	0.48	0.91
Net income plus depreciation	0.88	0.79	1.78	1.55
Net income	0.19	0.24	0.40	0.45
Dividends declared per common share outstanding	$0.43	$0.43	$0.86	$0.86
Payout ratios
Dividend payout ratio (FFO)	153.6%	70.5%	98.9%	70.5%
Dividend payout ratio (AFFO)	390.9%	95.6%	179.2%	94.5%
Excluding One-Time Charges Recognized in the Second Quarter 2003:
Funds from operations (FFO)	$0.58	$0.61	$1.17	$1.22
Adjusted funds from operations (AFFO)	0.41	0.45	0.78	0.91
Payout ratios
Dividend payout ratio (FFO)	74.1%	70.5%	73.5%	70.5%
Dividend payout ratio (AFFO)	104.9%	95.6%	110.3%	94.5%

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400 South El Camino Real ■ San Mateo, California 94402-1708
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GLENBOROUGH REALTY TRUST INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except share and per share amounts)

	FOR THE THREE MONTHS ENDED		FOR THE SIX MONTHS ENDED

	JUN 30 03	JUN 30 02	JUN 30 03	JUN 30 02

REVENUE
Rental revenue	$46,357	$41,271	$90,502	$78,874
Fees and reimbursements from affiliates	961	842	1,767	1,883
Interest and other income	1,116	703	1,923	3,589
Equity in earnings of unconsolidated operating JV’s	181	65	304	123

Total revenue	48,615	42,881	94,496	84,469
EXPENSES
Property operating expenses	14,469	12,106	29,591	23,338
General and administrative	3,755	2,293	7,540	5,510
Depreciation and amortization	13,435	10,685	26,112	20,525
Interest expense	8,397	7,534	16,644	14,702
Provision for impairment of real estate assets	—	—	2,272	—
Provision for impairment of non-real estate assets	3,905	—	3,905	—

Total expenses	43,961	32,618	86,064	64,075
Income before minority interest and discontinued operations	4,654	10,263	8,432	20,394
Minority interest	(588)	(752)	(1,201)	(1,403)

Income before discontinued operations	4,066	9,511	7,231	18,991
Discontinued operations	6,139	2,206	13,628	3,417

Net income	10,205	11,717	20,859	22,408
Preferred dividends	(4,889)	(4,891)	(9,780)	(9,782)
Discount on preferred stock repurchases	—	—	17	—

Net income available to Common Stockholders	$5,316	6,826	11,096	12,626

Net income per diluted common share	$0.19	$0.24	$0.40	$0.45
OTHER DATA
Income before minority interest and discontinued operations	$4,654	$10,263	$8,432	$20,394
Depreciation and amortization	13,085	10,361	25,418	19,881
Preferred dividends	(4,889)	(4,891)	(9,780)	(9,782)
Provision for impairment of real estate assets	—	—	2,272	—
Income from discontinued operations	6,139	2,206	13,628	3,417
Deduct gains on sale from discontinued operations	(11,154)	(1,423)	(15,604)	(1,423)
Depreciation and amortization from discontinued operations	651	2,367	2,267	4,924
Adjustment to reflect FFO of unconsolidated operating JVs	108	100	224	202

FFO	8,594	18,983	26,857	37,613
Amortization of deferred financing fees	774	509	1,577	993
Non-real estate depreciation	350	324	694	644
Adjustment for FASB 13 rents	(1,440)	(1,532)	(3,030)	(2,304)
Adjustment for FASB 141	(257)	—	(586)	—
Capital reserve	(4,789)	(4,315)	(10,666)	(8,707)

AFFO	$3,232	$13,969	$14,846	$28,239

FFO per diluted common share	$0.28	$0.61	$0.87	$1.22
AFFO per diluted common share	$0.11	$0.45	$0.48	$0.91
Diluted weighted average common shares outstanding for calculation of FFO and AFFO	30,797,136	31,250,154	30,785,641	30,868,737

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400 South El Camino Real ■ San Mateo, California 94402-1708
www.glenborough.com

GLENBOROUGH REALTY TRUST INCORPORATED

GLENBOROUGH REALTY TRUST INCORPORATED
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	JUN 30 03	DEC 31 02

ASSETS
Rental properties, gross	$1,312,305	$1,323,939
Accumulated depreciation	(179,793)	(171,701)

Rental properties, net	1,132,512	1,152,238
Properties held for sale (net of accumulated depreciation of $8,336 and $12,291 as of June 30, 2003 and December 31, 2002, respectively)	38,768	95,697
Investments in land and development	64,691	78,529
Investments in unconsolidated operating joint ventures	7,842	7,822
Mortgage loans receivable	38,984	41,813
Cash and cash equivalents	24,890	5,029
Other assets	62,088	52,735

Total assets	$1,369,775	$1,433,863

LIABILITIES
Mortgage loans	$611,102	$605,996
Unsecured bank line	56,836	76,204
Obligations associated with properties held for sale	19,596	56,705
Other liabilities	25,850	22,490

Total liabilities	713,384	761,395

MINORITY INTEREST	39,529	40,910
STOCKHOLDERS’ EQUITY
Common stock	28	28
Preferred stock	10	10
Additional paid-in capital	782,687	785,051
Deferred compensation	(3,366)	(3,897)
Distributions in excess of accumulated earnings	(162,497)	(149,634)

Total stockholders’ equity	616,862	631,558

Total liabilities and stockholders’ equity	$1,369,775	$1,433,863

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GLENBOROUGH REALTY TRUST INCORPORATED

FORWARD LOOKING STATEMENTS: Certain statements in this press release are forward-looking statements within the meaning of the federal securities laws, including (i) the quote attributable to the Chief Executive Officer stating that the management team is in place to continue to build shareholder value over the coming years; (ii) the quote attributable to the President stating that decreasing resources presently allocated to development projects and reallocating them to operating properties will position the company for growth; (iii) the quote attributable to the President stating that increases in occupancy will not occur until late 2004; (iv) the quote attributable to the President stating that the new projected FFO and AFFO dividend payout ratios will improve; and (v) the statement that the Company believes current consensus estimates of $2.25/share are reasonable, which, exclusive of one-time charges taken during the second quarter, would result in FFO of $1.95/share for 2003. Although Glenborough believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, Glenborough’s actual results could differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from Glenborough’s expectations include:

•	The failure of tenants to pay their contractually obligated rent or share of operating expense increases as a result of among other factors adverse changes in the financial condition of existing tenants;

•	Lease terminations in excess of those expected by the Company;

•	Glenborough’s ability to lease unoccupied space and re-lease occupied space upon expiration on a timely basis;

•	Changes in market rates for office space leases;

•	Unanticipated increases in operating expenses;

•	Adverse changes in the general economy and/or in real estate conditions (including rental rates, competition from other properties and demand for new developments), or the failure of such conditions to improve, especially in the company’s core markets;

•	Glenborough’s ability to generate revenues at expected levels from sources other than real estate operations;

400 South El Camino Real ■ San Mateo, California 94402-1708
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GLENBOROUGH REALTY TRUST INCORPORATED

•	Financing risks, such as increases in debt service requirements associated with variable-rate debt and Glenborough’s ability to consummate planned financings and refinancings on the terms and within the time frames anticipated;

•	Unanticipated costs related to one-time charges taken during the second quarter;

•	The unanticipated departure of key officers and managers; and

•	Other risks detailed from time to time in Glenborough’s filings with the SEC.

Given these uncertainties, readers are cautioned not to place undue reliance on such statements.

Funds from Operations, or FFO, as defined by NAREIT, represents net income (loss) (including income and loss from discontinued operations) before minority interest and extraordinary items, adjusted for real estate related depreciation and amortization and gains (losses) from the disposal of properties. We believe that FFO is a widely used measure of the operating performance of equity REITs which provides a relevant basis for comparison among other REITs. Together with net income and cash flows, FFO provides investors with an additional basis to evaluate the ability of a REIT to incur and service debt, to pay distributions, and to fund acquisitions, developments and other capital expenditures. FFO does not represent net income or cash flows from operations as defined by GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of our operating performance or as an alternative to cash flows from operating, investing and financing activities (determined in accordance with GAAP) as a measure of liquidity. FFO does not necessarily indicate that cash flows will be sufficient to fund all of our cash needs including principal amortization, capital improvements and distributions to stockholders. Further, FFO as disclosed by other REITs may not be comparable to our calculation of FFO. We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT in October 1999, as amended.

Adjusted Funds from Operations, or AFFO, represents net income (loss) (including income and loss from discontinued operations) before minority interests and extraordinary items, adjusted for depreciation and amortization including amortization of deferred financing costs and gains (losses) from the disposal of properties, less lease commissions and recurring capital expenditures, consisting of tenant improvements and normal expenditures intended to extend the

400 South El Camino Real ■ San Mateo, California 94402-1708
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GLENBOROUGH REALTY TRUST INCORPORATED

useful life of the property such as roof and parking lot repairs, and less FASB 13 and FASB 141 rents. We believe that AFFO is a measure of the operating performance of equity REITs which, together with FFO, net income, and cash flows, provides investors with an additional basis to evaluate the ability of a REIT to incur and service debt, to pay distributions, and to fund acquisitions, developments and other capital expenditures. AFFO should not be considered an alternative to net income (computed in accordance with GAAP) as a measure of our operating performance or as an alternative to cash flow from operating activities (computed in accordance with GAAP) as a measure of our liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of our cash needs. Further, AFFO as disclosed by other REITs may not be comparable to our calculation of AFFO.

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400 South El Camino Real ■ San Mateo, California 94402-1708
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